Exhibit 4.1
$175,000,000
TELVENT GIT, S.A.
5.50% Senior Subordinated Convertible Notes due 2015
PURCHASE AGREEMENT*
April 6, 2010
Barclays Capital Inc.
RBS Securities Inc.
As Representatives of the several
     Initial Purchasers named in Schedule I attached hereto,
c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
Ladies and Gentlemen:
     Telvent GIT, S.A., a sociedad anónima incorporated under the laws of The Kingdom of Spain (the “Company”), proposes, upon the terms and conditions set forth in this agreement (this “Agreement”), to issue and sell to you, as the initial purchasers (the “Initial Purchasers”), $175,000,000 in aggregate principal amount of its 5.50% Senior Subordinated Convertible Notes due 2015 (the “Firm Securities”). The Firm Securities will (i) have terms and provisions that are summarized in the Pricing Disclosure Package (as defined below) and Offering Memorandum (as defined below) and (ii) are to be issued pursuant to an Indenture (the “Indenture”) to be entered into between the Company and BNY Corporate Trustee Services Limited, as trustee (the “Trustee”) following the registration by the Company of a public deed of issuance (escritura de emisión, the “Public Deed of Issuance”) with the Mercantile Registry of Madrid. The Company also proposes to issue and sell to the Initial Purchasers not more than an additional $25,000,000 principal amount of its 5.50% Senior Subordinated Convertible Notes due 2015 (the “Additional Securities”) if and to the extent that you, as Representatives of the Initial Purchasers, shall have determined to exercise, on behalf of the Initial Purchasers, the right to purchase such 5.50% Senior Subordinated Convertible Notes due 2015 granted to the Initial Purchasers in Section 3(a) hereof. The Firm Securities and the Additional Securities are hereinafter collectively referred to as the “Securities”. The Securities will be convertible, on the terms and subject to the conditions set forth therein, into the Company’s ordinary shares (€ 3.00505 nominal value per share) (the “Underlying Securities”). This is to confirm the agreement concerning the purchase of the Securities from the Company by the Initial Purchasers.
     On or about the Closing Date (as defined below), the Company will fund its new syndicated facilities agreement (the “Senior Credit Facility”), dated March 23, 2010, among the Company and ING Bank N.V. London Branch (as agent), ING Belgium, S.A., Sucursal en

*	The Exhibits and Schedules of this agreement have not been filed with this agreement. Pursuant to Item 601(b)(2) of Regulation S-K, such documents are immaterial to an investment decision. A copy of these omitted documents will be furnished to the Commission by Telvent upon the Commission’s request.

España, Caja de Ahorros y Monte de Piedad de Madrid (also known as Caixa d’Estalvis i Pensions de Barcelona), Barclays Bank, S.A., and The Royal Bank of Scotland N.V., Sucursal en España (collectively, as lenders). The proceeds from the funding of the Senior Credit Facility will be used for the purposes set forth in the Company’s Report on Form 6-K, dated March 23, 2010, as amended by the Company’s Report on Form 6-K/A, dated March 30, 2010, relating to the Senior Credit Facility (together, the “Senior Credit Facility 6-K”).
     1. Purchase and Resale of the Securities. The Securities will be offered and sold to the Initial Purchasers without registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption pursuant to Section 4(2) under the Securities Act. The Company has prepared a preliminary offering memorandum, dated April 5, 2010 (the “Preliminary Offering Memorandum”), a pricing term sheet substantially in the form attached hereto as Schedule II (the “Pricing Term Sheet”) setting forth the terms of the Securities omitted from the Preliminary Offering Memorandum and an offering memorandum, dated April 6, 2010 (the “Offering Memorandum”), setting forth information regarding the Company and the Securities (as defined herein). The Preliminary Offering Memorandum, as supplemented and amended as of the Applicable Time (as defined below), together with the Pricing Term Sheet and any of the documents listed on Schedule III hereto are collectively referred to as the “Pricing Disclosure Package.” The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers. “Applicable Time” means 5:45 p.m. (New York City time) on the date of this Agreement.
     Any reference to the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum shall be deemed to refer to and include (i) the Company’s most recent Annual Report on Form 20-F, (ii) the Senior Credit Facility 6-K, and (iii) any documents subsequently filed (but not furnished) with the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or prior to the date of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, as the case may be. Any reference to the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include (i) any documents filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the date of the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, and prior to such specified date. All documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports.” The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder.
     It is understood and acknowledged that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend (along with such other legends as the Initial Purchasers and their counsel deem necessary):
THE SECURITY EVIDENCED BY THIS CERTIFICATE AND THE ORDINARY SHARES, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF, THE HOLDER:
(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT;
(2) AGREES FOR THE BENEFIT OF TELVENT GIT, S.A. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT: (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO (1) THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, OR (2) ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER;
(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(C) OR 2(D) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; AND
(4) REPRESENTS THAT ITS PURCHASE AND HOLDING OF THE SECURITY AND THE ORDINARY SHARES THAT MAY BE ISSUABLE UPON CONVERSION OF THE SECURITY IS EITHER (A) NOT MADE ON BEHALF OF OR WITH “PLAN ASSETS” OF ANY PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW

OR (B) WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW.
     You have advised the Company that you will make offers (the “Exempt Resales”) of the Securities purchased by you hereunder on the terms set forth in each of the Pricing Disclosure Package and the Offering Memorandum, as amended or supplemented, solely to persons (the “Eligible Purchasers”) whom you reasonably believe to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act (“QIBs”). You will offer the Securities to Eligible Purchasers initially at a price equal to 100% of the principal amount thereof plus accrued interest, if any. Such price may be changed at any time without notice.
     2. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees as follows:
          (a) When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company that are listed on a United States national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.
          (b) Neither the Company nor any subsidiary is, and after giving effect to the offer and sale of the Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum will be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.
          (c) Assuming that your representations and warranties in Section 3(b) are true, the purchase and resale of the Securities pursuant hereto (including pursuant to the Exempt Resales) are exempt from the registration requirements of the Securities Act. No form of general solicitation or general advertising within the meaning of Regulation D under the Securities Act (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) was used by the Company or any of its representatives (other than you and your representatives, as to whom the Company makes no representation) in connection with the offer and sale of the Securities.
          (d) The Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum have been prepared by the Company for use by the Initial Purchasers in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act has been issued, and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company is contemplated.

          (e) The Pricing Disclosure Package did not, as of the Applicable Time, and will not, as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 8(e).
          (f) The Offering Memorandum will not, as of its date and as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 8(e).
          (g) The Company has not made any offer to sell or solicitation of an offer to buy the Securities that would constitute a “free writing prospectus” (if the offering of the Securities was made pursuant to a registered offering under the Securities Act), as defined in Rule 405 under the Securities Act (a “Free Writing Offering Document”) without the prior consent of the Representatives; any such Free Writing Offering Document the use of which has been previously consented to by the Initial Purchasers is set forth substantially in form and substance as attached hereto on Schedule III.
          (h) The Exchange Act Reports did not, when filed with the Commission, when taken together with any subsequent amendments thereto filed prior to the Applicable Time, contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
          (i) The Company’s Report on Form 6-K, dated April 5, 2010, relating to pre-release earnings guidance (the “Pre-Release 6-K”) did not, when submitted to the Commission, contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The information contained in the Pre-Release 6-K (i) is derived from the internal accounting or operational records of the Company, and (ii) when submitted to the Commission, represented the best information available to the Company based on available financial and operating information.
          (j) The statistical and market-related data included under the captions “Item 3. Key Information,” “Item 4. Information on the Company,” “Item 5. Operating and Financial Review and Prospects,” “Item 9. The Offer and Listing” and “Item 11. Quantitative and Qualitative Disclosures about Market Risk,” in the Company’s Annual Report on Form 20-F and the consolidated financial statements of the Company and its subsidiaries included in the Pricing

Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.
          (k) The Company and each subsidiary of the Company has been duly organized and is validly existing and in good standing as a corporation (sociedad anónima) or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect or any development involving a prospective material adverse effect, in or affecting the general affairs, business, assets, management, financial position, shareholder’s equity or results of operations of the Company and its subsidiaries taken as a whole or a material adverse effect on the performance by the Company of this Agreement, the Acupay Agreement (as defined below), the Acupay Letter of Appointment (as defined below), the Indenture, the Public Deed of Issuance or the Securities or the consummation of any of the transactions contemplated hereby or thereby (a “Material Adverse Effect”); the Company and each subsidiary of the Company has all power and authority necessary to own or hold its assets and to conduct the businesses in which it is engaged as described in the Pricing Disclosure Package and the Offering Memorandum. None of the subsidiaries of the Company (other than Telvent Tráfico y Transporte, S.A., Telvent Housing, S.A. and Telvent DTN, Inc. (collectively, the “Significant Subsidiaries”)) is a “significant subsidiary” (as defined in Rule 405 under the Securities Act).
          (l) Neither the Company nor any of its subsidiaries is insolvent, is unable to pay its debts within the meaning of article 2 of Law 22/2003 of 9 July, on Insolvency, or other applicable insolvency legislation, falls in a cause that would require it to be wound up or to reduce its capital, or has taken any action, nor so far as the Company is aware, have any steps been taken or legal proceedings started or threatened against the Company or any of its subsidiaries for its winding up or dissolution or for any of them to enter into arrangements or composition for the benefit of creditors or for the appointment of a receiver, trustee, administrator or similar officer of it or any of its properties, assets or revenues or any equivalent procedure under the laws and regulations of each relevant jurisdiction.
          (m) The Company has an authorized capitalization as set forth in each of the Pricing Disclosure Package and the Offering Memorandum, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and (except for directors’ qualifying shares for foreign subsidiaries and except as set forth in each of the Pricing Disclosure Package and the Offering Memorandum) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (n) Except as set forth in the Offering Memorandum under “Description of the Notes—Conversion Rights—Settlement Upon Conversion,” the Company has, or will have, as applicable, all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture and the Public Deed of Issuance. The Indenture and the Public Deed of Issuance have been duly and validly authorized by the Company, and upon their execution and delivery and, assuming due authorization, execution and delivery by the Trustee in the case of the Indenture, will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); no qualification of the Indenture under the Trust Indenture Act of 1939 (the “1939 Act”) is required in connection with the offer and sale of the Securities contemplated hereby or in connection with the Exempt Resales. The Indenture and the Public Deed of Issuance will conform to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.
          (o) Except as set forth in the Offering Memorandum under “Description of the Notes—Conversion Rights—Settlement Upon Conversion,” the Company has all requisite corporate power and authority to execute, issue, sell and perform its obligations under the Securities.
          (p) Except as set forth in the Offering Memorandum under “Description of the Notes—Conversion Rights—Settlement Upon Conversion,” the Securities have been duly authorized by the Company and, when duly executed by the Company in accordance with the terms of the Indenture and the Public Deed of Issuance, assuming due authentication of the Securities by the Trustee, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof, will be validly issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and the Public Deed of Issuance, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Securities will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.
          (q) Upon the completion of the steps outlined in Section 5(z) hereto and of the new issue requirements, as defined in the Offering Memorandum under “Description of the Notes – Conversion Rights – Settlement Upon Conversion,” the Underlying Securities will have been duly authorized by the Company and the Company will have available for issue and allotment, free from preemption rights, sufficient authorized but un-issued Underlying Securities to enable the conversion rights of the Securities and all other rights of subscription and conversion into Underlying Securities to be satisfied pursuant to the terms hereof and of the Pricing Disclosure Package and the Offering Memorandum. The Underlying Securities will conform in all respects to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.
          (r) Neither the Company nor any of its subsidiaries have issued any outstanding debentures, bonds or notes exchangeable for Underlying Securities, warrants or any other similar instruments, that may carry a right of subscription of Underlying Securities.

          (s) The Underlying Securities, when issued by the Company upon conversion of the Securities, will be validly issued, fully paid and non-assessable, will not be subject to any call for the payment of further capital and will rank pari passu with other Underlying Securities of the Company including, without limitation, as to entitlement to dividends, subject to and in accordance with the terms of the Indenture and the Public Deed of Issuance. The Underlying Securities, when issued by the Company upon conversion, will be free and clear of any security interest, mortgage, pledge, lien, charge, claim or encumbrance of any kind.
          (t) The Company has all requisite corporate power to execute, deliver and perform its obligations under this Agreement, except as set forth in the Offering Memorandum under the “Description of the Notes — Conversion Rights — Settlement Upon Conversion”. This Agreement has been duly and validly authorized, executed and delivered by the Company.
          (u) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the tax certification agency agreement to be dated as of the Closing Date (the “Acupay Agreement”), between the Company and Acupay System LLC (“Acupay”). The Acupay Agreement has been duly authorized by the Company and, when executed and delivered by the Company in accordance with the terms hereof and thereof, will be validly executed and delivered and (assuming the due authorization, execution and delivery thereof by Acupay) will be the legally valid and binding obligation of the Company in accordance with the terms thereof, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor’s rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification and contribution, by principles of public policy.
          (v) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the letter of appointment to be dated as of the Closing Date (the “Acupay Letter of Appointment”), between the Company and Acupay. The Acupay Letter of Appointment has been duly authorized by the Company and, when executed and delivered by the Company in accordance with the terms hereof and thereof, will be validly executed and delivered and (assuming the due authorization, execution and delivery thereof by Acupay) will be the legally valid and binding obligation of the Company in accordance with the terms thereof, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor’s rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification and contribution, by principles of public policy.
          (w) The issue and sale of the Securities (including the issuance of the Underlying Securities upon conversion thereof, subject to compliance with the new issue requirements as defined in the Offering Memorandum under the “Description of the Notes — Conversion Rights — Settlement Upon Conversion”), the execution, delivery and performance by the Company of the Securities, the Indenture, the Public Deed of Issuance, the Acupay Agreement, the Acupay Letter of Appointment, the Senior Credit Facility and this Agreement, the application of the proceeds from (x) the sale of the Securities as described under “Use of

Proceeds” and (y) the funding of the Senior Credit Facility as described under “Description of Other Indebtedness,” in each of the Pricing Disclosure Package and the Offering Memorandum, and the consummation of the transactions contemplated hereby and thereby, will not (i) after giving effect to the use of proceeds and the funding of the Senior Credit Facility as set forth in the Pricing Disclosure Package, conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the deed of incorporation or memorandum and articles of association or by-laws (estatutos) or similar organizational document of the Company or any of its subsidiaries or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), conflicts or violations that would not reasonably be expected to have a Material Adverse Effect.
          (x) No consent, approval, authorization or order of, or filing, registration or qualification with any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries is required for the issue and sale of the Securities (including the issuance of the Underlying Securities upon conversion thereof, subject to compliance with the new issue requirements as defined in the Offering Memorandum under “Description of the Notes – Conversion Rights – Settlement Upon Conversion”), the execution, delivery and performance by the Company of the Securities, the Indenture, the Public Deed of Issuance, the Acupay Agreement, the Acupay Letter of Appointment, the Senior Credit Facility and this Agreement, the application of the proceeds from (x) the sale of the Securities as described under “Use of Proceeds” and (y) the funding of the Senior Credit Facility as described under “Description of Other Indebtedness,” in each of the Pricing Disclosure Package and the Offering Memorandum, and the consummation of the transactions contemplated hereby and thereby, except (i) such as will have been obtained on or prior to the Closing Date, (ii) for such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Initial Purchasers, (iii) the granting of the Public Deed of Issuance by a representative of the Issuer and the Trustee; (iv) the registration of the Public Deed of Issuance with the Mercantile Registry of Madrid and the publication of the announcement of the issue of the Securities in the Official Gazette of the Mercantile Registry (Boletín Oficial del Registro Mercantil), (v) the allocation by the Bank of Spain of the número de operación financiera (N.O.F.) in respect of the Securities, (vi) the registration of the disbursement minutes of the Securities with the Mercantile Registry of Madrid, and (vii) the registration with the Mercantile Registry of Madrid of a public deed of issuance of Underlying Securities when Underlying Securities are issued by the Company upon conversion of the Securities (following completion of the steps outlined in Section 5(z) hereof, subject to compliance with the new issue requirements as defined in the Offering Memorandum under “Description of the Notes – Conversion Rights – Settlement Upon Conversion”).

          (y) Subject to the general provisions of law relating to the distributions of profits and except as described in the Offering Memorandum, no approvals are currently required in the Kingdom of Spain in order for the Company to pay dividends or other distributions declared by the Company to the holders of Underlying Securities. The principal Spanish tax implications arising from the payment of dividends to holders or beneficial holders of Underlying Securities are described in the Offering Memorandum.
          (z) The Company does not believe that it is, and, taking account of the sale of the Securities contemplated by this Agreement and the application of the proceeds therefrom as described in the Offering Memorandum under the caption “Use of Proceeds”, does not expect to become in the foreseeable future, a “passive foreign investment company” as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
          (aa) Except as identified in the Pricing Disclosure Package and the Offering Memorandum, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in any securities being registered pursuant to any registration statement filed by the Company under the Securities Act.
          (bb) Neither the Company nor any other person acting on behalf of the Company has sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission. The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act), of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by the Initial Purchasers), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act, including any sales pursuant to Rule 144A under the Securities Act.
          (cc) Except as described in the each of the Pricing Disclosure Package and the Offering Memorandum, neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Pricing Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, that is in each case material to the Company and its subsidiaries, taken as a whole, and, except as described in each of the Pricing Disclosure Package and the Offering Memorandum, since such date there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, shareholders’ equity, properties, management or business of the Company and its subsidiaries, taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (dd) The historical financial statements (including the related notes and supporting schedules) included in the Pricing Disclosure Package and the Offering Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and except where noted have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved. The other financial information and data included in or incorporated by reference into the Offering Memorandum are, in all material respects, accurately presented and prepared on a reasonable basis.
          (ee) Except as described in the pricing Disclosure Package and the Offering Memorandum, neither the Company nor any of its subsidiaries has any material off balance sheet financing, investment or other liability.
          (ff) Deloitte, S.L., who have certified certain financial statements of the Company, whose report appears in the Company’s most recent Annual Report on Form 20-F and who have delivered the initial letter referred to in Section 7(f) hereof, are independent public accountants as required by the Securities Act and the rules and regulations thereunder.
          (gg) The Company and each of its subsidiaries has good and marketable title to all real property and good and marketable title to all personal property described in the Pricing Disclosure Package and the Offering Memorandum as owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Pricing Disclosure Package and the Offering Memorandum or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all assets held under lease by the Company or any of its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company or any of its subsidiaries.
          (hh) The Company and each of its subsidiaries maintains insurance in such amounts and covering such risks as it deems adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All such policies of insurance of the Company and its subsidiaries are in full force and effect.
          (ii) The Company and each of its subsidiaries have such permits, licenses, patents, franchises, certificates and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Pricing Disclosure Package and the Offering Memorandum, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect or except as described in the Pricing Disclosure Package and the Offering Memorandum; no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except that would not reasonably be expected to have a Material Adverse Effect or except as described in the Pricing Disclosure Package; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit.
          (jj) The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as such businesses are described in the Pricing Disclosure Package and the Offering Memorandum and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (kk) Except as described in the Pricing Disclosure Package and the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect, or to have a material adverse effect on the performance by the Company of this Agreement, the Acupay Agreement, the Acupay Letter of Appointment, the Indenture, the Public Deed of Issuance or the Securities or the consummation of any of the transactions contemplated hereby or thereby; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.
          (ll) There are no legal or governmental proceedings or contracts or other documents that would be required to be described in a registration statement filed under the Securities Act or, in the case of documents, would be required to be filed as exhibits to a registration statement of the Company pursuant to Item 601(10) of Regulation S-K that have not been described or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum.
          (mm) No relationship, direct or indirect, that would be required to be described in a registration statement of the Company pursuant to Item 7 of Form 20-K, exists between or among the Company, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company, on the other hand, that has not been described in the Pricing Disclosure Package and the Offering Memorandum.
          (nn) Except as described in the Pricing Disclosure Package and the Offering Memorandum, no labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.
          (oo) The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA) that would have a material adverse effect. Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred within the last five years a liability, or (ii) reasonably expects to incur any liability that would have a material adverse effect under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971 or 4975 of the Code.
          (pp) The Company and each of its subsidiaries has filed all federal, state and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, except insofar as the failure to file such returns, reports and information or to pay such tax or request such extensions would not reasonably be expected to result in a Material Adverse Effect, and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor does the Company have any knowledge of any tax deficiencies that would, in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (qq) There are no stamp or other issuance or transfer taxes or similar duties, fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities and the Underlying Securities other than capital tax (“Impuesto sobre Transmisiones Patrimoniales y Actos Jurídicos Documentados en su modalidad de Operaciones Societarias”) to be paid by the Company in connection with the issue of the Underlying Securities.
          (rr) Since the date as of which information is given in the Pricing Disclosure Package and except as otherwise described in the Pricing Disclosure Package and the Offering Memorandum, the Company has not (i) issued or granted any securities, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.
          (ss) The Company maintains and has maintained effective internal control over financial reporting as defined in Rule 13a-5 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of its financial statements for external purposes in conformity with accounting principles generally accepted in the United States. Except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, (i) the Company’s internal control over financial reporting is effective, (ii) the Company is not aware of any material weakness or significant deficiency in the design or operation of its internal controls over financial reporting or any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries, and (iii) since December 31, 2009, there have been no significant changes in internal controls or in other factors that would significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
          (tt) Neither the Company nor any of its subsidiaries (i) is in violation of its deed of incorporation or memorandum and articles of association or by-laws (estatutos) (or similar organizational documents), (ii) is in default, and no event has occurred that with notice of or lapse of time or both, would constitute such default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such violation or default would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (uu) Neither the Company nor any of its subsidiaries has, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, during the past five years, (i) used any corporate funds of the Company or any of its subsidiaries for any unlawful contribution, gift, entertainment or other unlawful expense to any candidate for foreign office; (ii) made any unlawful payment to any foreign or domestic government official or employee from corporate funds of the Company or any of its subsidiaries; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, unlawful rebate, unlawful payoff, unlawful influence payment, kickback or other unlawful payment; other than payments required or permitted by the laws of the United States, any foreign government or any respective jurisdiction thereof.
          (vv) The Company and each of its subsidiaries (i) are, and at all times prior hereto were, in compliance with all applicable laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to the protection of human health or safety, the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) have not received notice of any actual or alleged violation of Environmental Laws, or of any potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability, or other obligation would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants

(including, without limitation, costs and liabilities relating to any capital or operating expenditures required for the clean up or closure of properties or compliance with Environmental Laws, the payment of fines or penalties, any permit, license or approval issues and any related constraints on operating activities, and any potential liabilities to third parties) would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
          (ww) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities), will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.
          (xx) The statements set forth in each of the Pricing Disclosure Package and the Offering Memorandum under the caption “Description of the Notes,” insofar as they purport to constitute a summary of the terms of the Securities and under the captions “Spanish Withholding Tax Requirements,” “Risk Factors,” “Taxation,” “Plan of Distribution”, “Notice to Investors,” “Enforceability of Civil Liabilities,” “Annex A — Spanish Withholding Tax Documentation Procedures for Notes Held Through an Account at DTC,” “Annex B — Forms of Required Spanish Withholding Tax Documentation and Procedures for Direct Refunds from Spanish Tax Authorities,” “Exhibit I — Form of Certificate For Personal Account Investments,” “Exhibit II — Form of Certificate for Third Party Investments,” “Exhibit III — Certificate for application for exemption to Spanish Corporate Income Tax withholding for taxpayers and for permanent establishments of Spanish Non-Resident Income Tax taxpayers (to be issued by entities mentioned under article 44.2(a) of Royal Decree 1065/2007),” “Exhibit IV-A — Form of Certificate for Conversions — Own Party Investments,” and “Exhibit IV-B — Form of Certificate for Conversion — Third Party Investments,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects. The statements set forth in the Company’s Annual Report on Form 20-F under the captions “Item 3. Key Information — D. Risk Factors — Risks Related to Being Part of the Abengoa Group,” “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Organization Under Spanish Law,” “Item 5. Operating and Financial Review and Prospects — B. Liquidity and Capital Resources — Liquidity — Credit Arrangements and Loan Facilities,” “Item 6. Directors, Senior Management and Employees — B. Compensation,” “Item 6. Directors, Senior Management and Employees — C. Board Practices,” “Item 10. Additional Information,” “Item 10. Additional Information — B. Memorandum and Articles of Association,” “Item 10. Additional Information — C. Material Contracts,” “Item 10. Additional Information — D. Exchange Controls,” and “Item 10. Additional Information — E. Taxation,”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.
          (yy) The Company and its affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that reasonably can be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities.
          (zz) Other than limitations that may be imposed by that certain Amended and Restated First Lien Credit and Guaranty Agreement (the “Telvent DTN Credit Agreement”),

dated March 16, 2007, by and among DTN, Inc., as borrower, Telvent DTN, Telvent DTN, LLC, Telvent DTN Information Services LLC, Telvent DTN Holdco Corporation and certain subsidiaries of Telvent DTN Holdco Corporation, as guarantors, various Lenders, Goldman Sachs Credit Partners L.P., as lead arranger, sole bookrunner and sole syndication agent, and General Electric Capital Corporation, as administrative agent, which will be repaid with the proceeds of the sale of the Securities, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Pricing Disclosure Package.
          (aaa) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.
          (bbb) The section entitled “Item 5 – Operating and Financial Review and Prospects – B. Liquidity and Capital Resources – Critical Accounting Policies and Estimates” in the Company’s Annual Report on Form 20-F accurately and fully describes (A) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments; (B) the judgments and uncertainties affecting the application of critical accounting policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.
          (ccc) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.
          (ddd) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
          (eee) The Company believes that the conditions set forth in the Additional Provision Two of Law 13/1985 of 25 May, on Investment Ratios, Own Funds and Information

Obligations of Financial Intermediaries (“Ley 13/1985, 25 de mayo, de coeficientes de inversión, recursos propios y obligaciones de información de los intermediarios financieros”), as amended by Law 19/2003 of 4 July, on Foreign Capital Transfers and Financial Transactions and on Certain Measures to Prevent Money Laundering (“Ley 19/2003, de 4 julio, sobre régimen jurídico de los movimientos de capitales y de las transacciones económicas con el exterior y sobre determinadas medidas de prevención del blanqueo de capitales”), Law 23/2005 of 18 November, on Certain Tax Measures to Promote Productivity (“Ley 23/2005, de 18 de noviembre, de reformas en materia tributaria para el impulso a la productividad”) and Law 4/2008 of 23 December, that abolishes the Wealth Tax, generalizes the VAT monthly refund system and introduces other tax measures (Ley 4/2008, de 23 de diciembre, por la que se suprime el gravamen del Impuesto sobre el Patrimonio, se generaliza el sistema de devolución mensual en el Impuesto sobre el Valor Añadido, y se introducen otras modificaciones en la normativa tributaria) (“Law 13/1985”) are met, and that therefore any interest payments in respect of the Securities made by the Company to, or any income derived from the conversion of the Securities obtained by, a non-Spanish tax resident beneficial owner, who does not operate with respect to the Securities through a permanent establishment in Spain, shall not be subject to taxation in Spain pursuant to Royal Legislative Decree 5/2004 of 5 March, promulgating the consolidated text of the Non-Resident Income Tax Law (“Real Decreto Legislativo 5/2004, de 5 de Marzo, por el que se aprueba el Texto Refundido de la Ley del Impuesto sobre la Renta de no Residentes”), and no withholding tax shall be required on such payments or income, except in the case of interest payments made to, or income derived from the conversion of the Securities in certain cases obtained by, non-Spanish tax resident beneficial owners whose required tax residency information has not been provided to the Company in accordance with the procedures set out in the Offering Memorandum, who will receive such payments subject to Spanish withholding tax at the applicable rate (currently 19%).
          Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Initial Purchaser.
     3. Purchase of the Securities by the Initial Purchasers, Agreements to Sell, Purchase and Resell. (a) The Company hereby agrees, on the basis of the representations, warranties and agreements of the Initial Purchasers contained herein and subject to all the terms and conditions set forth herein, to issue and sell to the Initial Purchasers and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97% of the principal amount thereof (the “Purchase Price”) (to account for fees and expenses payable to the Initial Purchasers; in any event, the Securities will be issued at face value by the Company pursuant to Article 292.3 of Royal Legislative Decree 1564/1989 of 22 December, that approves the Spanish Companies Law (the “Companies Law”), the total principal amount of Securities set forth opposite the name of such Initial Purchaser in Schedule I hereto. The Company shall not be obligated to deliver any of the Securities to be delivered hereunder except upon payment for all of the securities to be purchased as provided herein.

          On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Initial Purchasers the Additional Securities, and the Initial Purchasers shall have the right to purchase, severally and not jointly, up to $25,000,000 aggregate principal amount of Additional Securities at the Purchase Price. The Representatives may exercise this right on behalf of the Initial Purchasers in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the principal amount of Additional Securities to be purchased by the Initial Purchasers and the date on which such Additional Securities are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Securities nor later than ten business days after the date of such notice. Additional Securities may be purchased as provided in Section 4 solely for the purpose of covering over allotments made in connection with the offering of the Firm Securities. On each day, if any, that Additional Securities are to be purchased (an “Option Closing Date”), each Initial Purchaser agrees, severally and not jointly, to purchase the principal amount of Additional Securities (subject to such adjustments to eliminate fractional Securities as you may determine) that bears the same proportion to the total principal amount of Additional Securities to be purchased on such Option Closing Date as the principal amount of Firm Securities set forth in Schedule I opposite the name of such Initial Purchaser bears to the total principal amount of Firm Securities.
          (b) Each of the Initial Purchasers, severally and not jointly hereby represents and warrants to the Company that it will offer the Securities for sale upon the terms and conditions set forth in this Agreement and in the Pricing Disclosure Package. In particular, the Initial Purchasers undertake not to place or sell the Securities in Spain in the primary market. Each of the Initial Purchasers hereby represents and warrants to, and agrees with, the Company, on the basis of the representations, warranties and agreements of the Company, that such Initial Purchaser: (i) is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Securities; (ii) is purchasing the Securities pursuant to a private sale exempt from registration under the Securities Act; (iii) in connection with the Exempt Resales, will solicit offers to buy the Securities only from, and will offer to sell the Securities only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Pricing Disclosure Package; and (iv) will not offer or sell the Securities, nor has it offered or sold the Securities by, or otherwise engaged in, any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising). The Initial Purchasers have advised the Company that they will offer the Securities to Eligible Purchasers at a price initially equal to 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance of the Securities. Such price may be changed by the Initial Purchasers at any time without notice.
          (c) Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:
     (i) it has complied and will comply with all applicable provisions of the United Kingdom Financial Services and Markets Act 2000 (“FSMA”) with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or involvement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and
     (ii) in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from, and including, the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of the Notes which are the subject of the offering contemplated by the Offering Memorandum to the public in that Relevant Member State, except that, with effect from and including, the Relevant Implementation Date, an offer to the public in that Relevant Member State of the Notes may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:
     (A) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in the Company’s securities;
     (B) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than € 43,000,000 and (3) an annual net turnover of more than € 50,000,000, as shown in its last annual or consolidated accounts; or
     (C) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representative for any such offer; or
     (D) in any other circumstances falling within Article 3(2) of the Prospectus Directive provided that no such offer of the Notes shall result in a requirement for the publication by the Company or any underwriter or agent of a prospectus pursuant to Article 3 of the Prospectus Directive.
     As used above, the expression “offered to the public” in relation to the Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
          (d) Such Initial Purchaser has not nor, prior to the later to occur of (A) the Closing Date and (B) completion of the distribution of the Securities, will not, use, authorize use of, refer to or distribute any material in connection with the offering and sale of the Securities other than (i) the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Offering Memorandum, (ii) any written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Offering Memorandum or any Free Writing Offering Document listed on Schedule III hereto, (iii) the Free Writing Offering Documents listed on Schedule III hereto, (iv) any written communication prepared by such Initial Purchaser and approved by the Company in writing, or (v) any written communication relating to or that contains the terms of the Securities and/or other information that was included (including through incorporation by reference) in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum.
          Each of the Initial Purchasers understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 7(b), 7(c) and 7(e) hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements, and the Initial Purchasers hereby consent to such reliance.
     4. Delivery of the Securities and Payment Therefor. Delivery to the Initial Purchasers of and payment for the Firm Securities shall be made at the office of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York, at 9:00 A.M., New York City time, on April 19, 2010 (the "Closing Date”). The place of closing for the Securities and the Closing Date may be varied by agreement between the Initial Purchasers and the Company.
          Payment for any Additional Securities shall be made to the Company against delivery of such Additional Securities for the respective accounts of the several Initial Purchasers at 9:00 A.M., New York City time, on the date specified in the corresponding notice described in Section 3(a) or at such other time on the same or on such other date, as may be varied by agreement between the Initial Purchasers and the Company.
          The Securities will be delivered to the Initial Purchasers, or the Trustee as custodian for The Depository Trust Company (“DTC”), against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer in immediately available funds, by causing DTC to credit the applicable Securities to the account of the Initial Purchasers at DTC. The Securities will be evidenced by one or more global securities in definitive form (the “Global Securities”) or by additional definitive securities, and will be registered, in the case of the Global Securities, in the name of Cede & Co. as nominee of DTC, and in the other cases, in such names and in such denominations as the Initial Purchasers shall request prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date or the Option Closing Date, as the case may be. The Securities to be delivered to the Initial Purchasers shall be made available to the Initial Purchasers in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be.
     5. Agreements of the Company. The Company agrees with each of the Initial Purchasers as follows:

          (a) The Company will furnish to the Initial Purchasers, without charge, within one business day of the date of the Offering Memorandum, such number of copies of the Offering Memorandum as may then be amended or supplemented as they may reasonably request.
          (b) The Company will not make any amendment or supplement to the Pricing Disclosure Package or to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which they shall reasonably object after being so advised.
          (c) The Company consents to the use of the Pricing Disclosure Package and the Offering Memorandum in accordance with the securities or Blue Sky laws of the jurisdictions in which the Securities are offered by the Initial Purchasers and by all dealers to whom Securities may be sold, in connection with the offering and sale of the Securities.
          (d) While any of the Securities or Underlying Securities remain “restricted securities” within the meaning of the Securities Act, to make available upon request, to any seller of such Securities, the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or Section 15(d) of the Exchange Act and has timely filed all information thereof.
          (e) If, at any time prior to completion of the distribution of the Securities by the Initial Purchasers to Eligible Purchasers, any event occurs or information becomes known that, in the judgment of the Company or in the opinion of counsel for the Initial Purchasers, should be set forth in the Pricing Disclosure Package or the Offering Memorandum so that the Pricing Disclosure Package or the Offering Memorandum, as then amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Pricing Disclosure Package or the Offering Memorandum in order to comply with any law, the Company will forthwith prepare an appropriate supplement or amendment thereto, and will expeditiously furnish to the Initial Purchasers and dealers a reasonable number of copies thereof.
          (f) The Company will not make any offer to sell or solicitation of an offer to buy the Securities that would constitute a Free Writing Offering Document without the prior consent of the Representatives, which consent shall not be unreasonably withheld or delayed; if at any time following issuance of a Free Writing Offering Document any event occurred or occurs as a result of which such Free Writing Offering Document conflicts with the information in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or, when taken together with the information in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, includes an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, as promptly as practicable after becoming aware thereof, the Company will give notice thereof to the Initial Purchasers through the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Initial Purchaser a Free Writing Offering Document or other document which will correct such conflict, statement or omission.

          (g) Promptly from time to time to take such action as the Initial Purchasers may reasonably request to qualify the Securities for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.
          (h) For a period commencing on the date hereof and ending on the 90th day after the date of the Offering Memorandum (the “Lock-up Period”), the Company agrees not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or would be expected to, result in the disposition by any person at any time in the future of) any ordinary shares (€ 3.00505 nominal value per share) of the Company or securities convertible into or exchangeable for such ordinary shares of the Company, or sell or grant options, rights or warrants with respect to the ordinary shares of the Company or securities convertible into or exchangeable for the ordinary shares of the Company, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the ordinary shares of the Company, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ordinary shares of the Company or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of ordinary shares of the Company or securities convertible, exercisable or exchangeable into ordinary shares of the Company or any other securities of the Company or (4) publicly announce an offering of any ordinary shares of the Company or securities convertible or exchangeable into ordinary shares of the Company, in each case without the prior written consent of Barclays Capital Inc. and RBS Securities Inc., on behalf of the Initial Purchasers (other than the Securities (including the Underlying Securities) offered hereby), and to cause each officer, director and shareholder of the Company set forth on Exhibit E-1 hereto to furnish to Barclays Capital Inc. and RBS Securities Inc., prior to the date hereof, a letter or letters, substantially in the form of Exhibit E-2 hereto (the "Lock-Up Agreements”); provided, however, that if (l) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless Barclays Capital Inc. and RBS Securities Inc. waive, in writing, such extension. The Company will provide Barclays Capital Inc. and RBS Securities Inc. with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period. The Company will provide written notice of any extension of the Lock-Up Period pursuant to the second preceding sentence to each person listed in Exhibit E-1 who has entered into a Lock-Up Agreement.
     Notwithstanding the foregoing, nothing in this Agreement shall restrict the Company’s ability to issue or agree to issue a number of ordinary shares that will not increase the amount of the Company’s outstanding shares by more than 10%, in a bona fide strategic transaction in which the recipient of such ordinary shares agrees to honor the foregoing restrictions until the 90th day after the date of the Offering Memorandum.
          (i) Between the date hereof and the Closing Date (both dates included), the Company will not do any act or thing which, had the Firm Securities then been in issue, would result in an adjustment to the conversion price of the Firm Securities.
          (j) The Company will furnish to the Initial Purchasers and, upon request, to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Memorandum), will make available to its security holders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided that so long as the Company files periodic reports pursuant to Section 13 or 15(d) of the Exchange Act for the foregoing periods, the Company shall be deemed to comply with this Section 5(j).
          (k) So long as any of the Securities or the Underlying Securities are outstanding, the Company will furnish to the Initial Purchasers (i) as soon as available, a copy of each report of the Company mailed to shareholders generally or filed with any stock exchange or regulatory body and (ii) from time to time such other information concerning the Company as the Initial Purchasers may reasonably request; provided, however, that any such document filed with the Commission that is publicly available in electronic form on the Commission’s EDGAR system or on the Company’s website shall not be provided.
          (l) The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder substantially in accordance with the description set forth in the Pricing Disclosure Package and the Offering Memorandum under the caption “Use of Proceeds.”
          (m) The Company and its affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities.
          (n) The Company will use its best efforts to permit the Securities to be eligible for clearance and settlement through DTC. The Company agrees to comply with all agreements set forth in the representation letters of the Company to DTC relating to the approval of the Securities by DTC for “book entry” transfer.
          (o) During the period of one year following the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

          (p) The Company agrees not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Securities.
          (q) The Company will take such steps as shall be necessary to ensure that neither the Company nor any of the Company’s subsidiaries becomes an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended.
          (r) The Company will not take any action or omit to take any action (such as issuing any press release relating to the Securities without an appropriate legend) which may result in the loss by any of the Initial Purchasers of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the FSMA.
          (s) The Company will use its reasonable efforts to ensure that prior to the Closing Date the public deed in respect of the Securities is registered in the Madrid Mercantile Registry and the announcement related to the issue of the Securities is published in the Official Gazette of the Mercantile Registry (Boletín Oficial del Registro Mercantil).
          (t) The Company will obtain a número de operación financiera (N.O.F.) from the Bank of Spain on or before the Closing Date.
          (u) The Company will use its best efforts to ensure that the Securities qualify as debt instruments (instrumentos de deuda) under Law 13/1985.
          (v) The Company will use its best efforts to ensure that the disbursement minutes in respect of the Securities are registered in the Madrid Mercantile Registry.
          (w) The Company shall ensure that it maintains a paying agent in a European Union member state that will not be obliged to withhold or deduct tax pursuant to the European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of 26/27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive.
          (x) The Company confirms that the Securities have not been and will not be registered under (a) the Spanish Securities Market Law (Ley 24/1988, de 28 de Julio, del Mercado de Valores), as amended and restated (including, in particular, as amended by Royal Decree-Law 5/2005, of 11th March (Real Decreto-Ley 5/2005, de 11 de Marzo, de reformas urgentes para el impulso de la productividad y para la mejora de la contratación pública), which implements Directive 2003/71/EC of 4th November); (b) Royal Decree 1310/2005, of 4th November (Real Decreto 1310/2005, de 4 noviembre, por el que se desarrolla parcialmente la Ley 24/1988, de 28 de julio, del Mercado de Valores, en materia de admisión a negociación de valores en mercados secundarios oficiales, de ofertas públicas de venta o suscripción y del folleto exigible a tales efectos), as amended and restated; and (c) the decrees and regulations made thereunder (and, if applicable, the relevant laws and regulations which in the future may replace the aforementioned existing legal provisions) in The Kingdom of Spain.

          (y) The Company will use all reasonable endeavors to obtain and maintain for as long as any Securities are outstanding a listing of the Securities on the Luxembourg Stock Exchange, unless to do so proves unduly onerous, in which case, it shall use its reasonable best efforts to maintain a listing and admission to trading of the Securities on such other international stock exchange reasonably satisfactory to the Initial Purchasers. Furthermore, the Company will file any documents or reports with respect to the Securities required to be filed with the Luxembourg Stock Exchange in the time period required for such filing.
          (z) The Company will use its reasonable best efforts to ensure that, prior to June 15, 2010, the Underlying Securities will be authorized and reserved for issuance upon conversion of the Securities, including, without limitation, (i) calling a board of directors meeting on or prior to the Closing Date for the purpose of resolving to call the Underlying Security Ordinary Shareholder Meeting (as defined below), (ii) calling an ordinary shareholder meeting on or prior to May 31, 2010 (the “Underlying Security Ordinary Shareholder Meeting”) and, (iii) using its reasonable efforts to ensure that resolutions authorizing and reserving the Underlying Securities for issuance, and waiving any preemptory right with respect thereto, are approved.
          (aa) The Company will indemnify and hold harmless the Initial Purchasers against any documentary, stamp, sales, transfer or similar issuance tax or duty, including any interest, surcharges and penalties, on the creation, issue and sale of the Underlying Securities and on the execution and delivery of this Agreement, excluding, for the avoidance of doubt, any income taxes. All payments to be made by the Company to the Initial Purchasers under this Agreement shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay to the Initial Purchasers such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made. No additional amounts shall be payable by the Company under this Section 5(aa) to the Initial Purchasers as a result of any Initial Purchaser’s inability to provide, or failure timely to provide, the Company with a certificate of tax residence, duly issued by the tax authorities of its country of residence, within the meaning of the relevant Tax Treaty entered into with Spain, not more than twelve months prior to the date on which the relevant amount is due and payable, entitling the Initial Purchaser to the benefits of such Tax Treaty in respect of all income paid under this Agreement.
     6. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay all costs, expenses, fees and taxes incident to and in connection with: (i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum (including, without limitation, financial statements and exhibits) and all amendments and supplements thereto (including the fees, disbursements and expenses of the Company’s accountants and counsel, but not, however, legal fees and expenses of the Initial Purchasers’ counsel incurred in connection therewith); (ii) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Acupay Agreement, the Acupay Letter of Appointment, the Indenture, the Public Deed of Issuance, all Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection therewith and with the Exempt Resales (but not, however, legal fees and expenses of the Initial Purchasers’ counsel incurred in connection with any of the foregoing other than fees of such counsel plus reasonable disbursements incurred in connection with the preparation, printing and delivery of such Blue Sky memoranda); (iii) the issuance and delivery by the Company of the Securities and any taxes payable in connection therewith; (iv) the qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several jurisdictions as provided in Section 5(g) (including, without limitation, the reasonable fees and disbursements of the Initial Purchasers’ counsel relating to such registration or qualification); (v) the preparation, printing and distribution of one or more versions of the Offering Memorandum for distribution in Canada, often in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Initial Purchasers); (vi) the furnishing of such copies of the Pricing Disclosure Package and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the Exempt Resales; (vii) the preparation of certificates for the Securities (including, without limitation, printing and engraving thereof); (viii) the approval of the Securities by DTC for “book-entry” transfer (including fees and expenses of counsel); (ix) the rating of the Securities; (x) the obligations of the Trustee, any agent of the Trustee and the counsel for the Trustee in connection with the Indenture and the Securities; (xi) the fees and expenses of Acupay Systems LLC and any agent of Acupay Systems LLC; (xii) all expenses in connection with the listing of the Securities on the Luxembourg Stock Exchange; (xiii) the performance by the Company of their other obligations under this Agreement; and (xiv) any travel expenses of each Initial Purchaser and the Company’s officers and employees and any other expenses of each Initial Purchaser and the Company in connection with attending or hosting meetings with prospective purchasers of the Securities and expenses associated with any electronic roadshow.
     7. Conditions to Initial Purchasers’ Obligations. The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and on and as of the Closing Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:
          (a) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Acupay Agreement, the Acupay Letter of Appointment, the Securities, the Indenture, the Public Deed of Issuance, the Pricing Disclosure Package and the Offering Memorandum, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Initial Purchasers, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
          (b) Squire, Sanders & Dempsey L.L.P. shall have furnished to the Initial Purchasers its written opinion, as U.S. counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date, substantially in the form of Exhibit A hereto.
          (c) Linklaters S.L.P. shall have furnished to the Initial Purchasers its written (i) corporate opinion, and (ii) tax opinion, both as Spanish counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date, substantially in the form of Exhibit B and Exhibit C hereto.
          (d) Lidia García Páez shall have furnished to the Initial Purchasers her written opinion, as General Counsel of the Company, addressed to the Initial Purchasers and dated the Closing Date, substantially in the form of Exhibit D hereto.
          (e) The Initial Purchasers shall have received from Davis Polk & Wardwell LLP, U.S. counsel for the Initial Purchasers, and Uría Menéndez Abogados, S.L.P., Spanish counsel for the Initial Purchasers, such opinion or opinions reasonably satisfactory to the Initial Purchasers, dated the Closing Date, with respect to the issuance and sale of the Securities, the Pricing Disclosure Package, the Offering Memorandum and other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents and information as they reasonably request for the purpose of enabling them to pass upon such matters.
          (f) At the time of execution of this Agreement, the Initial Purchasers shall have received from Deloitte, S.L. a letter, in form and substance satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and (iii) covering such other matters as are ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
          (g) With respect to the letter of Deloitte, S.L. referred to in the preceding paragraph and delivered to the Initial Purchasers concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Initial Purchasers a letter (the “bring-down letter”) of such accountants, addressed to the Initial Purchasers and dated the Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in each of the Pricing Disclosure Package or the Offering Memorandum, as of a date not more than three days prior to the date of the Closing Date), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.
          (h) The Lock-Up Agreements between the Representatives and the officers, directors and shareholders of the Company set forth on Exhibit E-1, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on the Closing Date.

          (i) Except as described in the Pricing Disclosure Package, (i) neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included in the Pricing Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date, there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, shareholders’ equity, assets, management or business of the Company and its subsidiaries, taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated in the Offering Memorandum.
          (j) The Company shall have furnished or caused to be furnished to the Initial Purchasers on the Closing Date a certificate of the Chief Accounting Officer of the Company, substantially in the form set forth in Exhibit G.
          (k) The Company shall have furnished or caused to be furnished to the Initial Purchasers on the Closing Date certificates of officers of the Company satisfactory to the Initial Purchasers to the effect that:
     (i) The representations, warranties and agreements of the Company in Section 2 are true and correct on and as of the Closing Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;
     (ii) They have carefully examined the Pricing Disclosure Package and the Offering Memorandum, and, in their opinion, (A) the Pricing Disclosure Package, as of the Applicable Time and as of the Closing Date, and the Offering Memorandum, as of its date and as of the Closing Date, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (B) since the date of the Pricing Disclosure Package and the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Pricing Disclosure Package of the Offering Memorandum; and
     (iii) Upon (A) the sale of the Securities on the terms contained herein and the application of the proceeds as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum, and (B) the funding of the Senior Credit Facility on the terms contained therein and the application of the proceeds as described under “Description of Other Indebtedness” in each of the Pricing Disclosure Package and the Offering Memorandum, the Company will not be in default, and no event will have occurred that with notice of or lapse of time or both, would constitute such default, in the due performance or observance of any term, covenant, condition or other obligation (including, without limitation, financial ratio covenants) contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, to the extent any such default would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (l) The Company and the Trustee shall have executed and delivered the Indenture, and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company and the Trustee.
          (m) The Company and Acupay shall have executed and delivered the Acupay Agreement and the Acupay Letter of Appointment, and the Initial Purchasers shall have received an original copy of each document thereof, duly executed by the Company and Acupay.
          (n) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on The NASDAQ Global Select Market or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States that makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated in the Offering Memorandum or that, in the judgment of the Representatives, would materially and adversely affect the financial markets or the markets for the Securities and other debt securities or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated in the Offering Memorandum or that, in the judgment of the Representatives, would materially and adversely affect the financial markets or the markets for the Securities and other debt securities.
          (o) As of the Closing Date, the Public Deed of Issuance, in respect of the Securities shall have been registered with the Madrid Mercantile Registry and the issue of the Securities shall have been published in the Official Gazette of the Mercantile Registry (Boletín Oficial del Registro Mercantil).
          (p) The Company shall have caused the Securities to be approved for listing, subject to issuance, on the Luxembourg Stock Exchange.
          (q) The Company shall have caused to be executed and delivered the shareholder commitments in the form of Exhibit F-2 (the “Shareholder Commitments”) from the shareholders of the Company set forth on Exhibit F-1, and each of the Shareholder Commitments shall be in full force and effect on the Closing Date.

          (r) The Board of Directors of the Company shall have passed a resolution to (i) call the Underlying Security Ordinary Shareholder Meeting on or prior to May 31, 2010 and (ii) approve and make available to the shareholders of the Company the documentation needed for the Underlying Security Ordinary Shareholder Meeting, including a directors’ report and a report issued by an auditor, other than the Company’s auditor, both in compliance with Article 293 of the Companies Law and other applicable rules.
          (s) Simultaneously with the settlement of the offering of the Securities, the proceeds shall have been used to repay the Telvent DTN Credit Agreement in full on the terms set forth in the Pricing Disclosure Package and the Initial Purchasers shall have been furnished with documentation evidencing such matters reasonably satisfactory to the Representatives.
          (t) On or before the Closing Date, either (i) the Senior Credit Facility shall have been funded and the proceeds thereof shall have been used for the purposes set forth in the Senior Credit Facility 6-K, or (ii) an agreement in form reasonably satisfactory to the Representatives waiving applicable events of default or acceleration, or other similar occurrences, in the debt agreements stated in the Senior Credit Facility 6-K to be repaid or refinanced, which would otherwise occur under such debt agreements as a result of the offering of the Securities or the Company’s performance under the Securities, shall be in full force and effect. The Initial Purchasers shall have been furnished with documentation evidencing the matters in clauses (i) or (ii) above, as applicable, reasonably satisfactory to the Representatives.
          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.
          The several obligations of the Initial Purchasers to purchase Additional Securities hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of such documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Securities to be sold on such Option Closing Date and other matters related to the issuance of such Additional Securities.
     8. Indemnification and Contribution.
          (a) The Company hereby agrees to indemnify and hold harmless each Initial Purchaser, its directors, officers and employees and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which that Initial Purchaser, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Free Writing Offering Document, the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or in any amendment or supplement thereto, (B) in any material or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or (C) the Pre-Release 6-K, or (ii) the omission or alleged omission to state in any Free Writing Offering Document, the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or in any amendment or supplement thereto, in any Marketing Materials, or the Pre-Release 6-K, any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Initial Purchaser and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum, the Pricing Disclosure Package or Offering Memorandum, or in any such amendment or supplement thereto, or in any Marketing Materials, in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company through the Representatives by or on behalf of any Initial Purchaser specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to any Initial Purchaser or to any director, officer, employee or controlling person of that Initial Purchaser.
          (b) Each Initial Purchaser, severally and not jointly, hereby agrees to indemnify and hold harmless the Company, its officers and employees, each of its directors, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Free Writing Offering Document, Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or in any amendment or supplement thereto, (B) in any Marketing Materials, or (C) the Pre-Release 6-K, or (ii) the omission or alleged omission to state in any Free Writing Offering Document, Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or in any amendment or supplement thereto, any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company through the Representatives by or on behalf of that Initial Purchaser specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Initial Purchaser may otherwise have to the Company or any such director, officer, employee or controlling person.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and; provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and its respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party against the indemnifying party under this Section 8, if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its respective directors, officers, employees and controlling persons shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Initial Purchasers or their respective directors, officers, employees or controlling persons, on the one hand, and the Company, on the other hand, and representation of both sets of parties by the same counsel would present a conflict due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.
          (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Securities purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Securities under this Agreement as set forth in the “Use of Proceeds” section of the Offering Memorandum. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale to Eligible Purchasers of the Securities initially purchased by it exceeds the amount of any damages that such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective purchase obligations and not joint.
          (e) The Initial Purchasers severally confirm and the Company acknowledges and agrees that the statements with respect to the offering of the Securities by the Initial

Purchasers set forth in the first paragraph of the sub-section entitled “Plan of Distribution— Stabilization and Short Positions” in the Pricing Disclosure Package and the Offering Memorandum are correct and constitute the only information concerning such Initial Purchasers furnished in writing to the Company by or on behalf of the Initial Purchasers specifically for inclusion in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum or in any amendment or supplement thereto.
     9. Defaulting Initial Purchasers. If on the Closing Date, or on an Option Closing Date, as the case may be, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Initial Purchasers shall be obligated to purchase the Securities that the defaulting Initial Purchaser agreed but failed to purchase on the Closing Date or the Option Closing Date, as the case may be, in the respective proportions that the principal amount of Securities set opposite the name of each remaining non-defaulting Initial Purchaser in Schedule I hereto bears to the total principal amount of Securities set opposite the names of all the remaining non-defaulting Initial Purchasers in Schedule I hereto; provided, that the remaining non-defaulting Initial Purchasers shall not be obligated to purchase any of the Securities on the Closing Date or the Option Closing Date, as the case may be, if the aggregate principal amount of Securities that the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on such date exceeds 9.09% of the aggregate principal amount of Securities to be purchased on the Closing Date, or on the Option Closing Date, as the case may be, and any remaining non-defaulting Initial Purchasers shall not be obligated to purchase more than 110% of the aggregate principal amount of Securities that it agreed to purchase on the Closing Date, or on the Option Closing Date, as the case may be, pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Initial Purchasers, or those other Initial Purchasers satisfactory to the Initial Purchasers who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Securities to be purchased on the Closing Date, or on the Option Closing Date, as the case may be.
          If other Initial Purchasers are obligated or agree to purchase the Securities of a defaulting or withdrawing Initial Purchaser, either the remaining Initial Purchasers or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Pricing Disclosure Package, the Offering Memorandum or in any other document or arrangement.
          If the remaining Initial Purchasers or other Initial Purchasers satisfactory to the Initial Purchasers do not elect to purchase: (a) the Securities that the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on the Closing Date, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Company; or (b) the Additional Securities that the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on the Option Closing Date, the non-defaulting Initial Purchasers shall have the option to either: (i) terminate their obligation hereunder to purchase the Additional Securities to be sold on such Option Closing Date; or (ii) purchase not less than the principal amount of Additional Securities that such non-defaulting Initial Purchaser would have been obligated to purchase in the absence of such default.

          As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.
          Nothing contained herein shall relieve: (a) a defaulting Initial Purchaser of any liability it may have to the Company for damages caused by its default; or (b) the Company of any liability for the payment of expenses to the extent set forth in Sections 6 and 11.
     10. Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 7(i) or (n) shall have occurred or if the Initial Purchasers shall decline to purchase the Securities for any reason permitted under this Agreement.
     11. Reimbursement of Initial Purchasers’ Expenses. If (a) the Company fails to tender the Securities for delivery to the Initial Purchasers or (b) the Initial Purchasers shall decline to purchase the Securities for any reason permitted under this Agreement, the Company shall reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Company shall pay the full amount thereof to the Initial Purchasers.
     12. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:
          (a) if to any Initial Purchaser, shall be delivered or sent by hand delivery, mail, telex, overnight courier or facsimile transmission to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133), and RBS Securities Inc., 600 Washington Boulevard, Stamford, CT 06901, Attention: Glenn Silverstein (Fax: (203) 873-3677), with a copy to Davis Polk & Wardwell LLP, Attention: Nicholas A. Kronfeld (Fax: (212) 450-5759), and with a copy, in the case of any notice pursuant to Section 8(c), to Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, and Group Legal, RBS Securities Inc., 600 Washington Boulevard, Stamford, CT 06901, (Fax: (203) 879-3748);
          (b) if to the Company, shall be delivered or sent by mail, telex, overnight courier or facsimile transmission to Telvent GIT, S.A., Valgrande, 6, 28108 Alcobendas, Madrid, Spain, Attention: President (Fax: 011.34.917.14.70.01 ), with a copy to Squire, Sanders & Dempsey L.L.P., 127 Public Square, Cleveland, Ohio 44114, Attention: Laura D. Nemeth (Fax: (216) 479-8374);
provided, that any notice to an Initial Purchaser pursuant to Section 8(c) shall be delivered or sent by hand delivery, mail, telex or facsimile transmission to such Initial Purchaser at its address set forth in its acceptance telex to Barclays Capital Inc. and RBS Securities Inc., which address will be supplied to any other party hereto by Barclays Capital Inc. and RBS Securities Inc. upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by Barclays Capital Inc. and RBS Securities Inc.
     13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of directors, officers and employees of the Initial Purchasers and each person or persons, if any, controlling any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
     14. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Initial Purchasers contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.
     15. Definition of the Terms “Business Day,” “Affiliate” and “Subsidiary.” For purposes of this Agreement, (a) “business day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed or a day on which commercial banks in Madrid are closed for business and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.
     16. Governing Law. (a) THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company irrevocably agrees that any suit, action or proceeding against the Company brought by the Purchasers or by any person who controls the Purchasers, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state or federal court in the Borough of Manhattan, The City of New York, New York, and, to the fullest extent permitted by law, irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and irrevocably submits to the nonexclusive jurisdiction of such courts in any such suit, action or proceeding. The Company will irrevocably appoint CT Corporation System, 111 Eighth Avenue, New York, N.Y. 10011 as its Authorized Agent (the “Authorized Agent”) upon whom process may be served in any such suit, action or proceeding arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York, by the Initial Purchasers or by any

person who controls the Initial Purchasers, and the Company expressly consents to the jurisdiction of any such court in respect of any such suit, action or proceeding, and waives any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid for a period of seven years from the date of this Agreement. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any suit, action or proceeding based on this Agreement may be instituted by an Initial Purchaser in any competent court in The Kingdom of Spain.
     (b) The Company and each of the Initial Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     (c) The obligation of the Company in respect of any sum due to any Initial Purchaser under this Agreement shall, notwithstanding any judgment in a currency other than U.S. dollars or any other applicable currency (the “Judgment Currency”), not be discharged until the first business day, following receipt by such Initial Purchaser of any sum adjudged to be so due in the Judgment Currency, on which (and only to the extent that) such Initial Purchaser may in accordance with normal banking procedures purchase U.S. dollars or any other applicable currency with the Judgment Currency; if the U.S. dollars or other applicable currency so purchased are less than the sum originally due to such Initial Purchaser hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Initial Purchaser against such loss. If the U.S. dollars or other applicable currency so purchased are greater than the sum originally due to such Initial Purchaser hereunder, such Initial Purchaser agrees to pay to the Company an amount equal to the excess of the U.S. dollars or other applicable currency so purchased over the sum originally due to such Initial Purchaser hereunder.
     (d) With respect to any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled, and with respect to any such suit or proceeding, each party waives any such immunity in any court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such suit or proceeding, including, without limitation, any immunity pursuant to the U.S. Foreign Sovereign Immunities Act of 1976, as amended.
     17. No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, or any other services the Initial Purchasers may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Initial Purchasers: (i) no fiduciary or agency relationship between the Company, and any other person, on the one hand, and the Initial Purchasers, on the other, exists; (ii) the Initial Purchasers are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the purchase price of the Securities, and such relationship between the Company, and the Initial Purchasers is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Initial Purchasers may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Initial Purchasers and their respective affiliates may have interests that differ from those of the Company. The Company hereby waive any claims that the Company may have against the Initial Purchasers with respect to any breach of fiduciary duty in connection with the Securities.
     18. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.
     19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
     20. Tax treatment. Notwithstanding anything herein to the contrary, the Company (and the Company’s employees, representatives, and other agents) are authorized to disclose to any and all persons, the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Initial Purchasers’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax treatment” means U.S. federal and state income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment.

          If the foregoing correctly sets forth the agreement between the Company and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

Very truly yours, Telvent GIT, S.A.
By	/s/ Manuel Sánchez
	Name:	Manuel Sánchez
	Title:	Chief Executive Officer

Accepted:
Barclays Capital Inc.
RBS Securities Inc.
          By Barclays Capital Inc., as Authorized Representative

By	/s/ Paul Robinson
	Name:	Paul Robinson
	Title:	Managing Director

          By RBS Securities Inc., as Authorized Representative

By	/s/ Robert Hammer
	Name:	Robert Hammer
	Title:	Head of Equities & Structured Retail, Americas

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